DSL.NET, INC.

                      SERIES X CONVERTIBLE PREFERRED STOCK

                               PURCHASE AGREEMENT

                                NOVEMBER 14, 2001
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                                TABLE OF CONTENTS

                                                                            Page

1.  PURCHASE AND SALE OF STOCK ................................................1

  1.1   SALE AND ISSUANCE OF SERIES A CONVERTIBLE PREFERRED STOCK .............1
  1.2   CLOSINGS...............................................................2

2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................3

  2.1   ORGANIZATION, GOOD STANDING AND QUALIFICATION..........................3
  2.2   CAPITALIZATION AND VOTING RIGHTS.......................................4
  2.3   SUBSIDIARIES...........................................................4
  2.4   AUTHORIZATION..........................................................5
  2.5   VALID ISSUANCE OF PREFERRED AND COMMON STOCK...........................5
  2.6   GOVERNMENTAL CONSENTS..................................................5
  2.7   OFFERING...............................................................6
  2.8   LITIGATION.............................................................6
  2.9   PATENTS AND TRADEMARKS.................................................6
  2.10  CORPORATE POWER; COMPLIANCE WITH OTHER INSTRUMENTS.....................6
  2.11  GOVERNMENT PERMITS.....................................................7
  2.12  REGISTRATION RIGHTS....................................................7
  2.13  REPORTING STATUS.......................................................7
  2.14  FINANCIAL STATEMENTS; BUSINESS PLAN....................................7
  2.15  NO MATERIAL ADVERSE EFFECT.............................................8
  2.16  LISTING................................................................8
  2.17  COMPANY NOT AN "INVESTMENT COMPANY"....................................8

3.  REPRESENTATIONS AND WARRANTIES OF THE INVESTORS............................9

  3.1   AUTHORIZATION..........................................................9
  3.2   PURCHASE ENTIRELY FOR OWN ACCOUNT......................................9
  3.3   DISCLOSURE OF INFORMATION..............................................9
  3.4   INVESTMENT EXPERIENCE..................................................9
  3.5   ACCREDITED INVESTOR....................................................9
  3.6   INVESTOR NOT AN INVESTMENT COMPANY....................................10
  3.7   RESTRICTED SECURITIES.................................................10
  3.8   FURTHER LIMITATIONS ON DISPOSITION....................................10
  3.9   SUSPENSION OF TRADING.................................................10
  3.10  RELIANCE; MATERIAL CHANGES............................................11
  3.11  LEGENDS...............................................................11

4.  CONDITIONS OF INVESTORS' OBLIGATIONS AT CLOSING...........................11

  4.1   INITIAL CLOSING.......................................................11
  4.2   SUBSEQUENT CLOSINGS...................................................12

5.  CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING........................13

  5.1   REPRESENTATIONS AND WARRANTIES........................................13
  5.2   PERFORMANCE...........................................................14
  5.3   COMPLIANCE CERTIFICATE................................................14
  5.4   QUALIFICATIONS........................................................14

6. REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES ACT.............14

  6.1   REGISTRATION RIGHTS...................................................14
  6.2   INCIDENTAL REGISTRATION...............................................15
  6.3   REGISTRATION PROCEDURES...............................................16
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  6.4   TRANSFER OF REGISTRABLE SHARES AFTER REGISTRATION; SUSPENSION.........17
  6.5   INDEMNIFICATION.......................................................18
  6.6   TERMINATION OF CONDITIONS AND OBLIGATIONS.............................21
  6.7   INFORMATION AVAILABLE.................................................21
  6.8   EXPENSES..............................................................21
  6.9   PRIOR REGISTRATION RIGHTS AGREEMENT...................................22
  6.10  LOCK-UP AGREEMENTS WITH UNDERWRITERS..................................22

7.  COVENANTS.................................................................22

  7.1   BOARD OF DIRECTORS....................................................22
  7.2   DELIVERY OF MONTHLY FINANCIAL STATEMENTS..............................23
  7.3   STOCKHOLDER APPROVAL..................................................23

8.  MISCELLANEOUS.............................................................23

  8.1   SURVIVAL..............................................................23
  8.2   SUCCESSORS AND ASSIGNS................................................23
  8.3   GOVERNING LAW.........................................................24
  8.4   COUNTERPARTS..........................................................24
  8.5   TITLES AND SUBTITLES..................................................24
  8.6   NOTICES...............................................................24
  8.8   EXPENSES..............................................................24
  8.9   AMENDMENTS AND WAIVERS................................................24
  8.9   SEVERABILITY..........................................................24
  8.10  ENTIRE AGREEMENT......................................................24

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SCHEDULE A   Schedule of Investors
SCHEDULE B   Schedule of Exceptions
EXHIBIT A    Designation of Series X Convertible Preferred Stock
EXHIBIT B    Opinion of Counsel for the Company
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                             INDEX OF DEFINED TERMS

Act...............................................................   2.2(b)
Additional Option Shares..........................................   1.1(c)(iii)
Agreement.........................................................   Preamble
Business Plan.....................................................   4.2(b)
Closing...........................................................   1.2(d)
Common Stock......................................................   1.1(b)
Company...........................................................   Preamble
Compliance with the Business Plan.................................   4.2(b)
Conversion Shares.................................................   1.1(b)
Disinterested Directors...........................................   1.1(c)
Exchange Act......................................................   2.1
Exchange Act Documents............................................   2.1
GAAP..............................................................   2.14
Initial Closing...................................................   1.2(a)
Initial Closing Shares............................................   1.1(c)(i)
Initiating Holder.................................................   6.1(a)
Initiating Holder Notice..........................................   6.1(a)
Intellectual Property.............................................   2.9
Investment Company Act............................................   2.17
Investor..........................................................   Preamble
Investors Rights Agreement........................................   6.9
Laws..............................................................   2.10(b)
Material Adverse Effect...........................................   2.1
Maximum Option Shares.............................................   6.1(a)
Monthly Financial Statements......................................   4.2(b)
NNM...............................................................   2.16
Nominees..........................................................   7.1
Notice............................................................   6.1(a)
Option Shares.....................................................   1.1(c)(ii)
Participating Investors...........................................   6.1(a)
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Permits...........................................................   2.11
Preferred Stock...................................................   2.2(a)
Prospectus........................................................   6.3(b)
Purchase Price....................................................   1.1(c)(i)
Registrable Shares................................................   6.1(a)
Registration Statement............................................   6.1(a)
Restated Certificate..............................................   4.1(e)
Restated Certificate..............................................   6.2
Schedule of Exceptions............................................   2
SEC...............................................................   3.5
Second Closing....................................................   1.2(b)
Second Closing Shares.............................................   1.1(c)(ii)
Securities........................................................   3.2
Series X Designation..............................................   1.1(a)
Series X Directors................................................   7.1
Series X Preferred Stock..........................................   1.1(a)
Shares............................................................   1.1(b)
Stock Plans.......................................................   2.2(c)
Subsidiary........................................................   2.3
Suspension........................................................   6.3(c)
Suspension Notice.................................................   6.3(c)
Third Closing.....................................................   1.2(c)
Third Closing Shares..............................................   1.1(c)(iii)
VantagePoint......................................................   6.1(a)
VantagePoint Closing Date.........................................   6.1(a)
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                                  DSL.NET, INC.

             SERIES X CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

      THIS SERIES X CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (the "AGREEMENT") is made as of the 14th day of November, 2001, by and among DSL.net, Inc., a Delaware corporation (the "COMPANY"), and the investors listed on Schedule A hereto, each of which is herein referred to as an "INVESTOR" and together as the "INVESTORS."

      THE PARTIES HEREBY AGREE AS FOLLOWS:

      1. PURCHASE AND SALE OF STOCK.

      1.1 SALE AND ISSUANCE OF SERIES X CONVERTIBLE PREFERRED STOCK.

            (a) Before the Initial Closing (as defined below), the Company shall create and designate a new series of its authorized but unissued shares of preferred stock, par value $0.001 per share, designated as the "Series X Convertible Preferred Stock" (the "SERIES X PREFERRED STOCK") with the rights, preferences, privileges and restrictions set forth in, and shall file with the Secretary of State of Delaware, the Certificate of Designation of Series X Convertible Preferred Stock in the form attached hereto as EXHIBIT A (the "SERIES X DESIGNATION").

            (b) Before the Initial Closing, the Company shall have authorized the sale and issuance to the Investors of up to 20,000 shares (the "SHARES") of Series X Preferred Stock and the issuance of the shares of the Company's common stock, par value $0.0005 per share (the "COMMON STOCK"), to be issued upon conversion of the Series X Preferred Stock (the "CONVERSION SHARES").

            (c) (i) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase, and the Company agrees to sell and issue to such Investor, that number of Shares set forth opposite such Investor's name on SCHEDULE A hereto under the heading "Initial Closing Shares" for $1,000 per share (the "PURCHASE PRICE") at the Initial Closing (as defined below). At the Initial Closing, an aggregate of 6,000 Shares shall be purchased by the Investors.

                  (ii) Subject to the terms and conditions of this Agreement, at the request of the Company or a majority-in-interest of the Investors, each Investor agrees, severally and not jointly, to purchase, and the Company agrees to sell and issue to such Investor, for the Purchase Price at the Second Closing (as defined below): (A) that number of Shares set forth opposite such Investor's name on SCHEDULE A hereto under the heading "Second Closing Shares," plus (B) that number of additional Shares (if any) that such Investor chooses to purchase at the Second Closing, up to the maximum number of additional Shares set forth under such Investor's name on SCHEDULE A hereto under the heading "Maximum Option Shares"; provided such request is made prior to June 30, 2002. At the Second Closing, an aggregate of 4,000 Shares shall be purchased

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                        Stock Purchase Agreement - Page 2


by the Investors pursuant to clause (A) of the preceding sentence, and up to an aggregate of 5,000 Shares may be purchased by the Investors pursuant to clause
(B) of the preceding sentence.

                  (iii) Subject to the terms and conditions of this Agreement, at the request of the Company or a majority-in-interest of the Investors, each Investor agrees, severally and not jointly, to purchase, and the Company agrees to sell and issue to such Investor, for the Purchase Price at the Third Closing (as defined below): (A) that number of shares of the Series X Preferred Stock set forth opposite such Investor's name on SCHEDULE A hereto under the heading "Third Closing Shares," plus (B) that number of additional Shares (if any) that such Investor chooses to purchase at the Third Closing, up to the maximum number of additional Shares set forth under such Investor's name on SCHEDULE A hereto under the heading "Maximum Option Shares"; provided such request is made prior to June 30, 2002. At the Third Closing, an aggregate of 5,000 Shares shall be purchased by the Investors pursuant to clause (A) of the preceding sentence, and up to an aggregate of 5,000 Shares less any Shares purchased by the Investors pursuant to clause (B) of the first sentence of Section 1.1(c)(ii) may be purchased by the Investors pursuant to clause (B) of the preceding sentence.

Any request by the Company contemplated by Sections 1.1(c)(ii) or (iii) shall be made by the Company only if authorized by a majority of the directors of the Company, excluding those directors who are affiliates of any Investor (the "DISINTERESTED DIRECTORS").

        1.2 CLOSINGS.

            (a) INITIAL CLOSING. The purchase and sale of shares of Series X Preferred Stock described in Section 1.1(c)(i) above shall take place at a closing (the "INITIAL CLOSING") to be held at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110, at 10:00 A.M., on November 14, 2001, or at such other location, on such other date and at such time as may be mutually agreed upon by the Company and the Investors.

            (b) SECOND CLOSING. The purchase and sale of shares of Series X Preferred Stock described in Section 1.1(c)(ii) above shall take place at a closing (the "SECOND CLOSING") to be held at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110, at 10:00 A.M. on a date on or after December 10, 2001 to be set by the Company with the approval of a majority of the Disinterested Directors, which date shall be at least two business days after the delivery to the Investors of the certificate contemplated by Section 4.2(c), or at such other location, on such other date and at such time as may be mutually agreed upon by the Company and the Investors participating in such Closing.

            (c) THIRD CLOSING. The purchase and sale of shares of Series X Preferred Stock described in Section 1.1(c)(iii) above shall take place at a closing (the "THIRD CLOSING") to be held at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110, at 10:00 A.M. on a date on or after February 28, 2002 to be set by the Company with the approval of a majority of the Disinterested Directors, which date shall be at least two business days after the delivery to the Investors of the certificate contemplated by Section 4.2(c), or at such other location, on such other date and at such time as may be mutually agreed upon by the Company and the Investors participating in such Closing.

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                        Stock Purchase Agreement - Page 3


            (d) ASSIGNMENT OF RIGHT TO PURCHASE SHARES. Each Investor that participates in the Initial Closing may assign all or any portion of its right and obligation to purchase the Shares set forth opposite such Investor's name under the headings "Second Closing Shares," "Third Closing Shares" and "Maximum Option Shares" on SCHEDULE A; PROVIDED, HOWEVER, that the assignee (if not at the relevant time already a signatory hereto) executes a counterpart signature page to this Agreement agreeing to be bound by all the terms of this Agreement. Notwithstanding the foregoing, any Investor who assigns all or any portion of its right and obligation to purchase Shares hereunder shall remain obligated to purchase such Shares and perform its assigned obligations hereunder to the extent that the assignee fails to do so; provided that such Investor shall only remain obligated to purchase the number of Shares set forth opposite such Investor's name under the heading "Second Closing Shares" or "Third Closing Shares", as applicable, and shall not be obligated to purchase Shares set forth opposite such Investor's name under the heading "Maximum Option Shares". The Company may, without the consent of the Investors, amend SCHEDULE A solely to provide for the sale and issuance at the Second Closing or Third Closing of Shares to one or more investors that shall become party to this Agreement in accordance with the first sentence of this Section 1.2(d) by executing counterpart signature pages hereto. The terms "Investor" and "Investors" shall include such additional investors as exist, from time to time.

            (e) At each of the Initial Closing, Second Closing and Third Closing, the Company shall deliver to each Investor a certificate evidencing the Shares purchased by such Investor against payment of the full Purchase Price therefor by (i) wire transfer of funds, (ii) delivery to the Company for cancellation of the indebtedness of the Company in the amount of such Purchase Price, or (iii) delivery or transfer of such sum to the Company by any combination of such methods of payments. The Initial Closing, Second Closing and Third Closing each may be referred to herein as a "CLOSING."

      2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions (the "SCHEDULE OF EXCEPTIONS") furnished to each Investor and special counsel for the Investors, specifically identifying the relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

      2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted as described in the documents filed by the Company under the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), since the end of its most recently completed fiscal year through the date hereof, including, without limitation, its most recent annual report on Form 10-K (the "EXCHANGE ACT DOCUMENTS"). The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would, either individually or in the aggregate, have a material adverse effect upon the condition (financial or otherwise), earnings, business or business prospects, properties or operations of the Company and its Subsidiaries, considered as one enterprise (a "MATERIAL ADVERSE EFFECT").

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                        Stock Purchase Agreement - Page 4


      2.2 CAPITALIZATION AND VOTING RIGHTS.

            (a) The authorized capital stock of the Company consists, or will consist immediately prior to the Initial Closing, of: (i) 20,000,000 shares of Preferred Stock, par value $.001 per share (the "PREFERRED STOCK"), of which 20,000 shares will have been designated Series X Convertible Preferred Stock, all of which may be issued pursuant to this Agreement, and (ii) 200,000,000 shares of Common Stock, of which 64,763,709 shares were issued and outstanding as of November 2, 2001. The rights, privileges and preferences of the Series X Preferred Stock will be as stated in the Series X Designation.

            (b) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "ACT"), and any relevant state securities laws, or pursuant to valid exemptions therefrom.

            (c) Except for (i) the conversion privileges of the Series X Preferred Stock to be issued under this Agreement, (ii) an aggregate of 13,563,126 shares of its Common Stock reserved for issuance under the Company's Amended and Restated 1999 Stock Plan, the Vector Internet Services Inc. 1997 Stock Option Plan, the Vector Internet Services Inc. 1999 Stock Option Plan and the Company's 1999 Employee Stock Purchase Plan (together, the "STOCK PLANS") of which an aggregate of 6,258,385 shares were subject to outstanding options and an aggregate of 5,281,671 shares remain available for future grants as of November 2, 2001, and (iii) an aggregate of 83,314 shares of its Common Stock reserved for issuance upon the exercise of warrants issued to VantagePoint Venture Partners 1996, L.P. and VantagePoint Communications Partners, L.P, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security of the Company.

      2.3 SUBSIDIARIES. Each of the Company's Subsidiaries (as defined in Rule 405 under the Act) (each a "SUBSIDIARY") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and has all requisite corporate or limited liability company power and authority to carry on its business as now conducted and as proposed to be conducted as described in the Exchange Act Documents. Each of the Company's Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or be in good standing would have a Material Adverse Effect. The outstanding shares of capital stock or limited liability company interests, as applicable, of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

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                        Stock Purchase Agreement - Page 5


      2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company to be performed by it at or before the Closings hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Series X Preferred Stock being sold hereunder and the Conversion Shares has been taken or will be taken prior to the Initial Closing; PROVIDED, HOWEVER, that to the extent that, as a result of any anti-dilution adjustment to the Conversion Price (as defined in the Series X Designation), the number of Conversion Shares issuable upon conversion of the Series X Preferred Stock exceeds the number of authorized and unissued shares of Common Stock on the date of such adjustment, corporate action will need to be taken to amend the certificate of incorporation of the Company to authorize an additional number of shares of Common Stock and to reserve such number of shares of Common Stock necessary to allow for the issuance of such excess number of Conversion Shares. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws and principles relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification and contribution provisions contained herein may be limited by applicable federal or state securities laws.

      2.5 VALID ISSUANCE OF PREFERRED AND COMMON STOCK. The Series X Preferred Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. The Conversion Shares have been, or will be prior to the Initial Closing, duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Series X Designation, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws; provided that to the extent that, as a result of any anti-dilution adjustment to the Conversion Price, the number of Conversion Shares issuable upon conversion of the Series X Preferred Stock exceeds the number of authorized and unissued shares of Common Stock on the date of such adjustment, the certificate of incorporation of the Company will need to be amended to authorize an additional number of shares of Common Stock and the Board of Directors of the Company will need to reserve such number of shares of Common Stock necessary to allow for the issuance of such excess number of Conversion Shares.

      2.6 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the execution and delivery of this Agreement, the issuance of shares of Series X Preferred Stock pursuant to the terms of this Agreement and the issuance of Conversion Shares upon conversion of shares of Series X Preferred Stock in accordance with the Series X Designation, except (i) the filing of the Series X Designation, (ii) such filings as may be required to be made with the Nasdaq National Market, (iii) regulatory filings, approvals and notices, including filings and notices with the Federal Communications Commission and state public utility commissions, which either have

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                        Stock Purchase Agreement - Page 6


been made or for which the failure to make would not have a Material Adverse Effect, (iv) filings as are required pursuant to applicable federal and state securities laws, which filings will be made within the required periods, and (v) if and to the extent that, as a result of any anti-dilution adjustment to the Conversion Price, the number of Conversion Shares issuable upon conversion of the Series X Preferred Stock exceeds the number of authorized and unissued shares of Common Stock on the date of such adjustment, the certificate of incorporation of the Company will need to be amended in accordance with the Delaware General Corporation Law to authorize an additional number of shares of Common Stock necessary to allow for the conversion of such excess number of Conversion Shares.

      2.7 OFFERING. Subject in part to the truth and accuracy of each Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Series X Preferred Stock as contemplated by this Agreement is, and the issuance of the Conversion Shares in accordance with the terms of the Series X Designation will be, exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

      2.8 LITIGATION. There is no action, suit, proceeding or known investigation pending or, to the Company's knowledge, currently threatened against the Company or any of its Subsidiaries, officers or directors that questions the validity of this Agreement, or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any Material Adverse Effect, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing.

      2.9 PATENTS AND TRADEMARKS. Each of the Company and its Subsidiaries owns or possesses sufficient rights to use all material patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (collectively, "INTELLECTUAL PROPERTY") owned or possessed by it or that are necessary for the conduct of its business as now conducted or as proposed to be conducted as described in the Exchange Act Documents except where the failure to currently own or possess such rights would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of, or has any knowledge of, any asserted infringement by the Company or any of its Subsidiaries of, any rights of a third party with respect to any Intellectual Property that the Company believes, individually or in the aggregate, would have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of, or has any knowledge of, infringement by a third party with respect to any Intellectual Property of the Company or of any Subsidiary that the Company believes, individually or in the aggregate, would have a Material Adverse Effect.

      2.10 COMPLIANCE WITH OTHER INSTRUMENTS.

            (a) Neither the Company nor any of its Subsidiaries is in violation of (i) its respective organizational documents or (ii) any Laws which, in the case of (ii), would have a Material Adverse Effect.

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                        Stock Purchase Agreement - Page 7


            (b) The execution and delivery of this Agreement, the issuance and sale of the Series X Preferred Stock under this Agreement, the issuance of the Conversion Shares upon conversion of the Series X Preferred Stock in accordance with the Series X Designation, the fulfillment of the terms of this Agreement and the consummation of the transactions contemplated hereby will not (a) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any material bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its Subsidiaries or their respective properties are bound, (ii) the charter, by-laws or other organizational documents of the Company or any Subsidiary, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority (collectively, "LAWS") applicable to the Company or any Subsidiary or their respective properties, except in the case of clauses (i) and (iii) for any such conflicts, violations or defaults which are not reasonably likely to have a Material Adverse Effect or (b) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any Subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of the material property or assets of the Company or any Subsidiary is subject.

      2.11 GOVERNMENT PERMITS. The Company and each of its Subsidiaries has obtained all necessary franchises, permits, licenses, and any similar authority (collectively, "PERMITS") necessary for the conduct of its business as now being conducted and as proposed to be conducted by it, except where the failure to obtain such Permit could not reasonably be expected to have a Material Adverse Effect.

      2.12 REGISTRATION RIGHTS. Except as provided herein and in the Amended and Restated Investors' Rights Agreement dated as of July 16, 1999 between the Company and the purchasers named therein, the Company has not granted to or agreed to grant to any holders of shares of its Common Stock or securities convertible into Common Stock registration rights with respect to such shares under the Act.

      2.13 REPORTING STATUS. The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement. All such documents complied in all material respects with the SEC's requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading.

      2.14 FINANCIAL STATEMENTS; BUSINESS PLAN. The financial statements of the Company and the related notes contained in the Exchange Act Documents present fairly, in accordance with generally accepted accounting principles, the financial position of the Company and its Subsidiaries as of the dates indicated, and the results of its operations and cash flows for the

                        Stock Purchase Agreement - Page 8


periods therein specified consistent with the books and records of the Company and its Subsidiaries except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which are not expected to be material in amount. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods therein specified, except as may be included in the notes to such financial statements, or in the case of unaudited statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act and except as disclosed in the Exchange Act Documents. The other financial information contained in the Exchange Act Documents has been prepared on a basis consistent with the financial statements of the Company. The Business Plan was prepared by the Company and was based on all material information known to the Company on the date thereof and represents the good faith estimate of the Company regarding the course of the Company's business for the periods covered by the Business Plan.

      2.15 NO MATERIAL ADVERSE EFFECT. Except as disclosed in Exchange Act Documents, since June 30, 2001, there has not been (i) any material adverse change in the financial condition or earnings of the Company and its Subsidiaries considered as one enterprise, (ii) any material adverse event affecting the Company or its Subsidiaries, (iii) any obligation, direct or contingent, that is material to the Company and its Subsidiaries considered as one enterprise, incurred by the Company, except obligations incurred in the ordinary course of business, (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its Subsidiaries, or (v) any loss or damage (whether or not insured) to the physical property of the Company or any of its Subsidiaries which has been sustained which has a Material Adverse Effect.

      2.16 LISTING. The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq Stock Market, Inc. National Market (the "NNM"). The Company shall use commercially reasonable efforts to comply with all requirements of the NNM with respect to the listing of the Conversion Shares on the NNM. The Company has received an exception from the stockholder approval requirements set forth in Nasdaq Marketplace Rule 4350(i)(1) based on Nasdaq Marketplace Rule 4350(i)(2), which exception is in full force and effect.

      2.17 COMPANY NOT AN "INVESTMENT COMPANY". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"). The Company is not, and immediately after receipt of payment for the Series X Preferred Stock will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act (provided that none of the Investors is an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act) and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

                        Stock Purchase Agreement - Page 9


      3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each Investor hereby represents and warrants that:

      3.1 AUTHORIZATION. Such Investor has full power and authority to enter into this Agreement and such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained herein may be limited by applicable federal or state securities laws.

      3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Shares and the Conversion Shares (collectively, the "SECURITIES") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

      3.3 DISCLOSURE OF INFORMATION. Such Investor represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities, and the business, properties, prospects and financial condition of the Company.

      3.4 INVESTMENT EXPERIENCE. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series X Preferred Stock. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Securities. Such Investor has carefully considered the potential risks relating to the Company and a purchase of the Securities, and fully understands that the Securities are speculative investments which involve a high degree of risk of loss of such Investor's entire investment. Among others, such Investor has carefully considered each of the risks identified under the caption "Risk Factors" and "Additional Risk Factors" in the Exchange Act Documents.

      3.5 ACCREDITED INVESTOR. Such Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

                       Stock Purchase Agreement - Page 10


      3.6 INVESTOR NOT AN INVESTMENT COMPANY. Such Investor is not an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act.

      3.7 RESTRICTED SECURITIES. Such Investor understands that the Series X Preferred Stock it is purchasing and the related Conversion Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

      3.8 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Series X Preferred Stock or the Conversion Shares to any third party unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 to the extent this Section is then applicable, and:

            (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

            (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act.

            Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership to any general or limited partner of such partnership or to the estate of any such partner or to any corporation, partnership, or other entity which is an affiliate of such partnership or the transfer by gift, will or intestate succession by any such partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

      3.9 SUSPENSION OF TRADING. Such Investor acknowledges that there may occasionally be times when the Company determines that it must suspend the use of the Prospectus forming a part of a Registration Statement, as set forth in
Section 6.3(c). Such Investor is aware that, in such event, the Securities will not be subject to ready liquidation, and that any Securities purchased by the Investor would have to be held during such suspension. The overall commitment of such Investor to investments which are not readily marketable is not excessive in view of such Investor's net worth and financial circumstances, and any purchase of the Securities will not cause such commitment to become excessive.

                       Stock Purchase Agreement - Page 11


      3.10 RELIANCE; MATERIAL CHANGES. The information contained herein is complete and accurate and may be relied upon by the Company, and such Investor will notify the Company promptly of any material change in any of such information occurring prior to each Closing.

      3.11 LEGENDS. It is understood that the certificates evidencing the Securities may bear the following legend:

            "These securities have not been registered under the Securities Act of 1933, as amended, or any state securities laws. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act and any applicable state securities laws or pursuant to an exemption under such laws, together with, in certain cases, an opinion of counsel satisfactory to the Company that such registration is not required."

      4. CONDITIONS OF INVESTORS' OBLIGATIONS AT CLOSINGS.

      4.1 INITIAL CLOSING. The obligations of each Investor to purchase Shares at the Initial Closing are subject to the fulfillment on or before the Initial Closing of each of the following conditions, unless such condition or conditions are waived by the Investors purchasing at least a majority of the Shares being purchased at the Initial Closing:

      (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 of this Agreement shall be true in all material respects (other than representations and warranties subject to "materiality" or "Material Adverse Effect" qualifiers, which shall be true in all respects) on and as of the Initial Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing, except to the extent such representations and warranties are by their express provisions made as of the date of this Agreement or another specified date.

      (b) PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Initial Closing.

      (c) COMPLIANCE CERTIFICATE. The President or Chief Executive Officer of the Company shall deliver to each Investor at the Initial Closing a certificate stating that the conditions specified in Section 4.1(a) and Section 4.1(b) have been fulfilled.

      (d) QUALIFICATIONS. All Permits, if any, that are required in connection with the lawful issuance and sale of the Series X Preferred Stock pursuant to this Agreement shall be duly obtained and effective as of the Initial Closing except any regulatory filings, approvals and notices, including filings and notices with the Federal Communications Commission and state public utility commissions, which the failure to obtain or to be effective would not have a Material Adverse Effect.

      (e) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Initial Closing and all documents incident thereto shall

                       Stock Purchase Agreement - Page 12


be reasonably satisfactory in form and substance to Investors, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request. This may include, without limitation, good standing certificates and certification by the Company's Secretary regarding the Amended and Restated Certificate of Incorporation (the "RESTATED CERTIFICATE") and Bylaws and Board of Director and stockholder resolutions (if any) relating to this transaction.

      (f) OPINION OF COMPANY COUNSEL. Each Investor shall have received from Testa, Hurwitz & Thibeault, LLP, counsel for the Company, an opinion, dated as of the Initial Closing, in the form attached hereto as EXHIBIT B.

      4.2 SUBSEQUENT CLOSINGS. The obligations of each Investor to purchase Shares at the Second Closing or the Third Closing, as the case may be, are subject to the fulfillment on or before the Second Closing or the Third Closing, respectively, of each of the following conditions, unless such condition or conditions are waived with respect to such Closing by Investors purchasing at least a majority of the Shares being purchased at such Closing:

      (a) The Initial Closing shall have occurred.

      (b) The Company shall be in compliance with the business plan approved by the Company's Board of Directors and previously delivered to the Investors (the "BUSINESS PLAN"), as it may be amended from time to time with the approval of the Company and a majority of the Series X Directors (as hereafter defined). "COMPLIANCE WITH THE BUSINESS PLAN" shall mean that (i) the Company's revenues for the period from the end of the preceding fiscal year to the end of the month immediately prior to the month in which the respective Closing occurs, as reported in the Company's monthly financial statements provided to the Investors pursuant to Section 7.2 (the "MONTHLY FINANCIAL STATEMENTS"), equals or exceeds the revenue target for such period indicated in the Business Plan, (ii) the Company's EBITDA for the period from the end of the preceding fiscal year to the end of the month immediately prior to the month in which the respective Closing occurs, as reported in the Monthly Financial Statements, equals or exceeds the EBITDA target for such period as indicated in the Business Plan, (iii) the Company's cash and cash equivalents as of the end of the month immediately prior to the month in which the respective Closing occurs, as reported in the Monthly Financial Statements, equals or exceeds the cash and cash equivalent target for such period as indicated in the Business Plan, and (iv) the Company's Working Capital as of the end of the month immediately prior to the month in which the respective Closing occurs, as reported in the Monthly Financial Statements, equals or exceeds the Working Capital target for such period as indicated in the Business Plan. The Monthly Financial Statements shall be unaudited and shall be prepared in accordance with generally accepted accounting principles consistently applied, except for the absence of footnotes normally contained therein, subject to normal year-end audit adjustments which in the aggregate are not expected to be material. For purposes of the Monthly Financial Statements and this Section 4.2(b): (i) Working Capital shall mean current assets minus current liabilities, excluding liabilities relating to non-cash charges and write-offs; (ii) EBITDA shall mean earnings before interest, taxes, depreciation, amortization, non-cash stock compensation expense and other non-cash charges and write-offs; (iii) for purposes of computing EBITDA and Working Capital, accounts payable and accrued expenses shall not include amounts which are disputed in good

                       Stock Purchase Agreement - Page 13


faith by the Company; (iv) for purposes of computing cash and cash equivalents and Working Capital, unplanned vendor deposits and prepayments shall be disregarded, and such amounts shall be included in the Company's cash and cash equivalents and Working Capital; and (v) appropriate adjustments shall be made for the legal and other costs incurred by the Company in connection with the transactions contemplated by this Agreement.

      (c) The President or Chief Executive Officer of the Company shall deliver to the Investors at least two business days prior to each such Closing a certificate stating that the Company is in compliance with the BUSINESS PLAN, to which certificate a copy of the Monthly Financial Statements as of and for the period ended on the last day of the then previous month that demonstrate that the Company is in compliance with the Business Plan shall be attached.

      (d) No proceeding shall have been instituted which has not been withdrawn or dismissed (i) seeking to have an order for relief entered in respect of the Company, or seeking a declaration or entailing a finding that the Company is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment or composition or other similar relief with respect to the Company, its assets or its debts under any law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar law, or (ii) seeking appointment of a receiver, trustee, custodian, liquidator, assignee, sequestrator or other similar person for the Company or for all or any substantial part of its property.

      (e) The Company shall not have (i) after taking into effect the proposed Closing, become generally unable to pay its debts as they become due, (ii) voluntarily suspended transaction of its business, (iii) made a general assignment for the benefit of creditors, (iv) instituted a proceeding described in Section 4.2(d), (v) consented to any order for relief, declaration, finding or relief described in Section 4.2(d), (vi) consented to the appointment or to the taking of possession by, any such official or all or any substantial part of this property whether or not any proceeding is instituted, dissolves winds-up or liquidates itself or any substantial part of its property, or (vii) taken any action in furtherance of any of the foregoing.

      (f) No litigation proceeding shall have been instituted or threatened in writing which, in the opinion of the management of the Company, could reasonably be expected to threaten the financial viability of the Company.

      5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before each Closing in which such Investor participates of each of the following conditions by that Investor, unless waived in writing by the Company:

      5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of such Investor contained in Section 3 shall be true on and as of each Closing in which each such Investor purchases shares of Series X Preferred Stock with the same effect as though such representations and warranties had been made on and as of each such Closing.

                       Stock Purchase Agreement - Page 14


      5.2 PERFORMANCE. Such Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before each Closing.

      5.3 COMPLIANCE CERTIFICATE. Such Investor shall deliver to the Company at each Closing a certificate stating that the conditions specified in Sections 5.1 and 5.2 have been satisfied.

      5.4 QUALIFICATIONS. All Permits, if any, that are required in connection with the lawful issuance and sale of the Series X Preferred Stock pursuant to this Agreement shall be duly obtained and effective as of each Closing.

      6. REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES ACT.

      6.1 REGISTRATION RIGHTS. (a) If at any time on or after the date which is the earlier of four months after (i) the Third Closing or (ii) such earlier Closing in which VantagePoint Venture Partners III (Q), L.P., VantagePoint Venture Partners III, L.P., VantagePoint Communications Partners, L.P. or VantagePoint Venture Partners 1996, L.P. (collectively, "VANTAGEPOINT") last purchased shares of Series X Preferred Stock (the "VANTAGEPOINT CLOSING DATE"), one or more holders (the "INITIATING HOLDERS") of at least 50% of the Conversion Shares then outstanding and which have not been (a) registered under the Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) publicly sold pursuant to Rule 144 under the Act (the "REGISTRABLE SHARES") shall notify (the "INITIATING HOLDER NOTICE") the Company in writing that it or they intend to offer or cause to be offered for public sale Registrable Shares held by them and, if applicable, that they intend to distribute the Registrable Shares by means of an underwriting. Upon the receipt of the Initiating Holder Notice, the Company shall provide written notice (the "NOTICE") to all remaining holders of Registrable Shares. Upon written request of any such holder given within 10 days of the date of the Notice, the Company will use its best efforts to cause such of the Registrable Shares as may be requested by any holder thereof (including the Initiating Holders, the "PARTICIPATING INVESTORS") to be registered on Form S-3 or, if Form S-3 is not then available, on such other form that is available for use by the Company (a "REGISTRATION STATEMENT") under the Act as expeditiously as possible; PROVIDED, HOWEVER, that the minimum market value of any offering and registration of Registrable Shares made pursuant to this
Section 6.1 shall be at least $5,000,000. Notwithstanding the foregoing, the Company shall not be obligated to register the Registrable Shares of any holder who fails to provide promptly the Company such information as it may reasonably request at any time to enable the Company to comply with any applicable law or regulation or to facilitate preparation of a Registration Statement.

      (b) In connection with any registration under this Agreement involving an underwriting, the underwriter shall be selected by the Initiating Holders with the consent of the Company, such consent to not be unreasonably withheld. The Company shall not be required to include any Registrable Shares in such registration unless the holders thereof accept the terms of the underwriting as agreed upon among the Company, the Initiating Holders and such underwriters. If in connection with any registration under this Agreement involving an

                       Stock Purchase Agreement - Page 15


underwriting, the managing underwriter shall impose a limitation on the number of Registrable Shares which may be included in any such Registration Statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall be obligated to include in such Registration Statement only the amount as is determined in good faith by such managing underwriter. All Investors proposing to distribute their securities through such underwriting shall, together with the Company, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting; PROVIDED, HOWEVER that no Investor shall be required to make any representations, warranties or indemnities except as they relate to such Investor's ownership of Registrable Shares and authority to enter into the underwriting agreement and to such Investor's intended method of distribution, and the liability of such Investor shall be limited to an amount equal to the net proceeds of the offering received by such Investor. If the number of Registrable Shares to be included in the offering is less than the total number of shares which the holders of Registrable Shares have requested to be included, then the reduction shall be made on a pro rata basis, based upon the aggregate number of Registrable Shares requested to be included in such Registration Statement.

      (c) Notwithstanding the foregoing, the Company shall not be required to effect more than one registration during any six-month period pursuant to this
Section 6.1. If prior to the time the Company receives an Initiating Holder Notice, the Board of Directors (including a majority of the Series X Directors) has directed the Company to proceed with a public offering under the Act, no registration of Registrable Shares shall be initiated pursuant to this Section 6 until 180 days after the effective date of the registration statement registering such public offering. With respect to a proposed offering of Registrable Shares pursuant to a fully underwritten public offering, the Company shall not publicly announce or file any other registration statement for a period of 90 days after the effective date of such Registration Statement without the prior written consent of the holders of a majority of the Registrable Shares included in such Registration Statement, other than a registration statement on Form S-4 or Form S-8 or any successor form thereto.

      (d) The registration rights set forth in this Agreement shall expire and terminate on the fifth anniversary of the VantagePoint Closing Date.

      (e) The Company may include shares of Common Stock to be sold by it in any registration requests pursuant to this Section 6.1 so long as all Registrable Shares requested for inclusion in any such Registration Statement shall have been included therein and, in the case of an underwritten public offering, the inclusion of any shares of Common Stock to be sold by the Company does not, in the opinion of the managing underwriter of such offering, reduce the offering price of the shares to be sold by the holders of Registrable Shares included in such Registration Statement.

      6.2 INCIDENTAL REGISTRATION. If the Company at any time (other than pursuant to Section 6.1) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of security holders other than the Investors or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Shares for sale to the public), each such time it will give

                       Stock Purchase Agreement - Page 16


written notice to each Investor then holding Registrable Shares of its intention so to do. Upon the written request of any such Investor, received by the Company within 30 days after the giving of any such notice by the Company, to register any of such Registrable Shares, the Company will use its best efforts to cause such Registrable Shares as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company. In the event that any registration pursuant to this Section 6.2 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Registrable Shares to be included in such an underwriting may be reduced (pro rata among the requesting Investors based upon the number of Registrable Shares owned by such Investors) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; PROVIDED, HOWEVER, that such number of Registrable Shares shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company or the requesting Investors, and PROVIDED, FURTHER, HOWEVER, that in no event may less than 30% of the total number of shares of Common Stock to be included in such underwriting be made available for Registrable Shares. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 6.2 without thereby incurring any liability to the holders of Restricted Stock.

      6.3 REGISTRATION PROCEDURES. Whenever the Company is required by the provisions of this Agreement to use its reasonable best efforts to effect the registration of any of the Registrable Shares under the Act, the Company shall:

      (a) file with the SEC a Registration Statement with respect to such Registrable Shares and use its reasonable best effort to cause that Registration Statement to become effective;

      (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus contained therein (the "PROSPECTUS") and used in connection therewith as may be necessary to keep such Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding the earlier of (i) fifth anniversary of the VantagePoint Closing Date, (ii) the date on which the Participating Investors may sell the Registrable Shares included in such Registration Statement without restriction by the volume limitations of Rule 144(e) of the Act or (iii) such time as all Registrable Shares have been sold;

      (c) furnish to the Participating Investors or the underwriter, if any, with respect to any Registrable Shares registered under a Registration Statement such number of copies of such Registration Statement, Prospectuses, including the preliminary prospectuses, in conformity with the requirements of the Act and such other documents as the Participating Investors may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Participating Investor; PROVIDED, HOWEVER, that the obligation of the Company to deliver copies of Prospectuses, including the preliminary prospectuses, to the Participating Investor shall be subject to the receipt by the Company of reasonable assurances from the Participating Investor that the Participating Investor and the underwriter, if any, will comply with the applicable provisions of the Act and of such other securities or blue sky laws as

                       Stock Purchase Agreement - Page 17


may be applicable in connection with any use of such Prospectuses or preliminary prospectuses; and

      (d) file documents required of the Company for normal blue sky clearance in states specified in writing by the Participating Investor or the underwriter, if any; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

      6.4 TRANSFER OF REGISTRABLE SHARES AFTER REGISTRATION; SUSPENSION.

            (a) Each Participating Investor agrees that it will not effect any disposition of the Registrable Shares or its right to purchase the Registrable Shares that would constitute a sale within the meaning of the Act except as contemplated in a Registration Statement referred to in Sections 6.1 or 6.2 and as described below or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in a Registration Statement or any Prospectus regarding the Participating Investor or its plan of distribution.

            (b) Except in the event that paragraph (c) below applies, the Company shall (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to a Registration Statement or a supplement to the related Prospectus, a new Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Participating Investor copies of any documents filed pursuant to Section 6.4(b)(i); and (iii) inform each Participating Investor that the Company has complied with its obligations in Section 6.4(b)(i) (or that, if the Company has filed a post-effective amendment to such Registration Statement which has not yet been declared effective, the Company will notify the Participating Investor to that effect, will use its reasonable best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Participating Investor when the amendment has become effective).

            (c) Subject to paragraph (d) below, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness a Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information;
(ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) of any event or circumstance which, in the good faith determination of the Company's Disinterested Directors upon the advice of

                       Stock Purchase Agreement - Page 18


counsel, necessitates the making of any changes in a Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver a certificate in writing to the Participating Investors (the "SUSPENSION NOTICE") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Participating Investors will refrain from selling any Registrable Shares pursuant to such Registration Statement (a "SUSPENSION") until the Participating Investor's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its reasonable best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Participating Investor, the Participating Investor shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this
Section 6.4(c).

            (d) Notwithstanding the foregoing paragraphs of this Section 6.4, the Participating Investor shall not be prohibited from selling Registrable Shares under a Registration Statement as a result of Suspensions on more than two occasions of not more than 60 days each in any twelve-month period.

            (e) Provided that a Suspension is not then in effect, a Participating Investor may sell Registrable Shares under a Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Registrable Shares.

            6.5 INDEMNIFICATION.

            (a) In the event of any registration of any of the Registrable Shares under this Agreement, the Company agrees to indemnify and hold harmless each Participating Investor, each underwriter, if any, of such Registrable Shares, and each other person, if any, who controls such Participating Investor or underwriter within the meaning of Section 15 of the Act from and against any losses, claims, damages or liabilities to which such Participating Investor, underwriter or controlling person may become subject (under the Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement of a material fact contained in a Registration Statement or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading and the Company will reimburse such Participating Investor, underwriter or controlling person for any reasonable legal or other reasonable expenses incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, PROVIDED,

                        Stock Purchase Agreement - Page 19


HOWEVER, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement made in such Registration Statement or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Participating Investor specifically for use in preparation of a Registration Statement or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Participating Investor or underwriter prior to the pertinent sale or sales by such Participating Investor or underwriter. For purposes of this Section 6.5, the term "REGISTRATION STATEMENT" shall include any final Prospectus, exhibit, supplement or amendment included in or relating to a Registration Statement referred to in Sections 6.1 or 6.2 and any documents incorporated by reference therein. The Company shall reimburse each Participating Investor, underwriter or controlling person for the amounts provided for herein on demand as such expenses are incurred.

            (b) Each Participating Investor agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act from and against any losses, claims, damages or liabilities to which the Company, officer, director or controlling person may become subject (under the Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue or alleged untrue statement of a material fact contained in a Registration Statement or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading if such untrue statement or omission was made in reliance upon and in conformity with information furnished by or on behalf of the Participating Investor specifically for use in preparation of such Registration Statement or documents incorporated by reference therein, and the Participating Investor will reimburse the Company, officer, director or controlling person, as the case may be, for any reasonable legal or other reasonable expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; PROVIDED that the Participating Investor's obligation to indemnify the Company shall be limited to the net proceeds received by the Investor from the sale of the Registrable Shares included in such Registration Statement. The Participating Investor shall reimburse the Company for the amounts provided for herein on demand as such expenses are incurred.

            (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 6.5, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action and such indemnifying person shall assume the defense of any such claim or any litigation resulting therefrom; provided, however that the omission to so notify the indemnifying person will not relieve such indemnifying person from any liability which it may have to any indemnified person under this Section 6.5 unless and except to the extent that the indemnifying person is prejudiced by such omission. After such notice, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in

                       Stock Purchase Agreement - Page 20


connection with the defense thereof, PROVIDED, HOWEVER, that if there exists an actual or potential conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; PROVIDED, HOWEVER, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; PROVIDED that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are related to the subject matter of such proceeding.

            (d) If the indemnification provided for in this Section 6.5 is unavailable to or insufficient to hold harmless an indemnified person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Participating Investor, as well as any other Participating Investors under such registration statement, on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or a Participating Investor or other Participating Investor on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Participating Investor agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Participating Investor and other Participating Investor s were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Participating Investor shall not be required to contribute any amount in excess of the net proceeds of such Registrable Shares included in such Registration Statement received by such Participating Investor. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investor's obligations in this subsection to contribute

                       Stock Purchase Agreement - Page 21


shall be in proportion to its sale of Registrable Shares to which such loss relates and shall not be joint with any other Participating Investor.

            (e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 6.5, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 6.5 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in a Registration Statement as required by the Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 6.5, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 6.5 and further agree not to attempt to assert any such defense.

      6.6 TERMINATION OF CONDITIONS AND OBLIGATIONS. The conditions precedent imposed by this Section 6 or otherwise under this Agreement upon the transferability of the Conversion Shares (including shares of Series X Preferred Stock convertible into Conversion Shares) shall cease and terminate as to any particular number of the such shares when such shares shall have been effectively registered under the Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in such Registration Statement covering such Registrable Shares or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Act.

      6.7 INFORMATION AVAILABLE. So long as a Registration Statement is effective covering the resale of Registrable Shares owned by a Participating Investor, the Company will furnish to the Participating Investor on demand:

            (a) as soon as practicable after it is available, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) its Annual Report on Form 10-K and (iii) its Quarterly Reports on Form 10-Q (the foregoing, in each case, excluding exhibits); and

            (b) upon the request of the Participating Investor, all exhibits excluded by the parenthetical to subparagraph (a) of this Section 6.6 as filed with the SEC and all other information that is made available to shareholders.

      6.8 EXPENSES. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 6.1 or 6.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for all the Participating Investors shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be obligated to pay any expenses of the

                       Stock Purchase Agreement - Page 22


holders of the Registrable Shares in connection with any registration initiated pursuant to Section 6.1 of this Agreement if such registration statement is withdrawn, delayed or abandoned at the request of the Participating Investors or if any Participating Investors withdraw their request to register their Registrable Shares and the market value of the Registrable Shares to be then registered is less than $5,000,000; PROVIDED, HOWEVER, that if at the time of such withdrawal, the Participating Investors have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Participating Investors at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then such Participating Investors shall not be required to pay any such expenses and shall retain their rights pursuant to
Section 6.1 or 6.2.

      6.9 PRIOR REGISTRATION RIGHTS AGREEMENT. Pursuant to Section 1.11 of the Amended and Restated Investors Rights Agreement dated July 16, 1999 (the "INVESTORS RIGHTS AGREEMENT") by and among the Company, VantagePoint and certain other parties thereto, VantagePoint hereby consents to the registration rights set forth in this Agreement.

      6.10 "LOCK-UP" AGREEMENTS WITH UNDERWRITERS. If on any occasion of registration in which the Company proposes to file a registration statement under the Act pursuant to a firmly-underwritten public offering approved by a majority of the Series X Directors, the managing underwriter shall request an agreement by the Investors not to sell any capital stock of the Company so held by each Investor for a period of 90 days after the effectiveness of any such registration statement in order to effect an orderly public distribution thereof, then the Investors shall agree to enter into and execute such an agreement with such managing underwriter and the Company pertaining to a restriction on the transfer of any shares of capital stock of the Company then held by the Investor during such 90-day period, provided that VantagePoint may elect to agree to such shorter period that it, after consulting with the managing underwriter, in its sole opinion deems advisable.

      7. COVENANTS.

      7.1 BOARD OF DIRECTORS. Each of the Company and the Investors represents and covenants that they shall take such actions as may reasonably be required to maintain such number of directors as may be required (i) to provide for such number of independent directors as required by applicable SEC and Nasdaq National Market rules and regulations and (ii) to provide such number of directors in such class of directors as required to enable a majority of the directors (the "SERIES X DIRECTORS") to be elected or appointed by the holders of Series X Preferred Stock or the Series X Directors, all in accordance with the Company's certificate of incorporation, including the Series X Designation. So long as VantagePoint holds at least a majority of the outstanding shares of Series X Preferred Stock, VantagePoint shall nominate those persons to be elected as Series X Directors in accordance with the Series X Designation. VantagePoint shall nominate the Chief Executive Officer of the Company as a Series X Director. The Company shall form a Nominating Committee of the Board of Directors, consisting solely of Disinterested Directors, to nominate the directors of the Company other than the Series X Directors ("NOMINEES"). The Investors agree to vote all shares of the Company's capital stock held by them in favor of the Nominees.

                       Stock Purchase Agreement - Page 23


      7.2 DELIVERY OF MONTHLY FINANCIAL STATEMENTS. As soon as practicable, but in any event within twenty (20) business days after the end of each month, up to and until the later of (i) the Third Closing or (ii) June 30, 2002, the Company shall deliver to each Investor holding at least 20% of the then outstanding shares of Series X Preferred Stock an unaudited statement of operations for the month then ended and for the portion of the fiscal year to the end of such month, and a balance sheet as of the close of such month. All such statements and balance sheets shall be prepared by the Company in accordance with GAAP applied on a consistent basis throughout the periods therein specified and with past practice, except as may be set forth in the notes to such financial statements or as may be permitted by the SEC on Form 10-Q under the Exchange Act and shall present fairly the financial condition of the Company and its results of operation for the period specified, subject to year-end adjustment.

      7.3 STOCKHOLDER APPROVAL. The Company shall promptly prepare and file a proxy statement to solicit the consent of the Company's stockholders if required by applicable SEC, NNM or other rules and regulations in connection with the issuance of the Conversion Shares, including, without limitation, in order to amend the Company's certificate of incorporation to increase the number of shares of capital stock authorized thereunder. If, at any time or from time to time, the Company's certificate of incorporation needs to be amended to increase the number of authorized but unissued shares of Common Stock to permit full conversion of the outstanding shares of Series X Preferred Stock or any other action of the Company's shareholders is required to fully implement the transactions contemplated by this Agreement, each Investor shall vote all shares of capital stock of the Company (including shares of Series X Preferred Stock and Common Stock) in favor of such action.

      8. MISCELLANEOUS.

      8.1 SURVIVAL. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closings for a period of twelve months following the Third Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company; PROVIDED, HOWEVER, the representations and warranties in Section 2.5 and the terms in Sections 6 and 7 shall survive indefinitely, and provided that representations and warranties speak only as of the time they are made.

      8.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities); PROVIDED, HOWEVER, that the registration rights set forth in
Section 6 hereof may only be assigned by a holder to a transferee or assignee of Securities which (a) is a subsidiary, parent, general partner, limited partner, retired partner, member, retired member or affiliate of such holder, (b) is a holder's immediate family member or a trust for the benefit of an individual holder or immediate family members, or (c) acquires at least 20% of the Securities held by the transferring holder (as adjusted for stock splits and the like); PROVIDED, HOWEVER, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, and (ii) such transferee shall agree to be subject to all applicable terms and restrictions

                        Stock Purchase Agreement - Page 24


set forth in this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      8.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Connecticut as applied to agreements among Connecticut residents entered into and to be performed entirely within Connecticut.

      8.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      8.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      8.6 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

      8.7 EXPENSES. Irrespective of whether a particular Closing is effected, the Company and the Investors shall bear their own costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement, PROVIDED, HOWEVER, that upon each Closing, the Company shall, reimburse the reasonable fees and expenses of a single counsel for the Investors (not to exceed an aggregate of $60,000).

      8.8 AMENDMENTS AND WAIVERS. Except as otherwise set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and holders of a majority of the Conversion Shares (including Conversion Shares issuable upon conversion of the Series X Preferred Stock). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

      8.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      8.10 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no

                       Stock Purchase Agreement - Page 25


party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants with respect to such subject matter except as specifically set forth herein or therein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

                       Stock Purchase Agreement - Page 26


      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        COMPANY:

                                        DSL.NET, INC.


                                        By: /s/ John Keith Markley
                                            ------------------------------------

                                        Title: President
                                               ---------------------------------

                                        Address: 545 Long Wharf Drive
                                                 New Haven, CT 06511

                         [ADDITIONAL SIGNATURES FOLLOW]

             SERIES X CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                             INVESTOR SIGNATURE PAGE

      Each undersigned Investor hereby executes the DSL.net, Inc. Series X Convertible Preferred Stock Purchase Agreement dated November 14, 2001, by and among the Company and the investors listed on Schedule A thereto (the "Agreement") and hereby agrees to all of the provisions of the Agreement and hereby authorizes this signature page to be attached to a counterpart to such Agreement executed by the other parties thereto.


                             VANTAGEPOINT VENTURE
                             PARTNERS III (Q), L.P.

                             By: VantagePoint Venture Associates III, L.L.C., its general partner

                             By: /s/ James D. Marver
                                 -----------------------------------------------
                             Name: James D. Marver
                                   ---------------------------------------------
                                   Managing Member


                             VANTAGEPOINT VENTURE
                             PARTNERS III, L.P.

                             By: VantagePoint Venture Associates III, L.L.C., its general partner

                             By: /s/ James D. Marver
                                 -----------------------------------------------
                             Name: James D. Marver
                                   ---------------------------------------------
                                   Managing Member


                             VANTAGEPOINT COMMUNICATIONS
                             PARTNERS, L.P.

                             By: VantagePoint Communications Associates, L.L.C., its general partner

                             By: /s/ James D. Marver
                                 -----------------------------------------------
                             Name: James D. Marver
                                   ---------------------------------------------
                                   Managing Member


                             VANTAGEPOINT VENTURE
                             PARTNERS 1996, L.P.

                             By: VantagePoint Associates, L.L.C.,
                             its general partner

                             By: /s/ James D. Marver
                                 -----------------------------------------------
                             Name: James D. Marver
                                   ---------------------------------------------
                                   Managing Member

             SERIES X CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                             INVESTOR SIGNATURE PAGE

      Each undersigned Investor hereby executes the DSL.net, Inc. Series X Convertible Preferred Stock Purchase Agreement dated November 14, 2001, by and among the Company and the investors listed on Schedule A thereto (the "AGREEMENT") and hereby agrees to all of the provisions of the Agreement and hereby authorizes this signature page to be attached to a counterpart of such Agreement executed by the other parties thereto.

                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________

                                        Address:

                                        Dated:

ACCEPTED AND AGREED:

DSL.NET, INC.

By:_____________________________________

Name:___________________________________

Title:__________________________________

Dated:__________________________________

                                   SCHEDULE A:
                              SCHEDULE OF INVESTORS

----------------------------------------------------------------------------------------------------------------
                                                                   SECOND
                                                  INITIAL         CLOSING       THIRD CLOSING       MAXIMUM
NAME AND ADDRESS                              CLOSING SHARES       SHARES           SHARES        OPTION SHARES
----------------------------------------------------------------------------------------------------------------
VantagePoint Venture Partners III (Q), L.P.       3,208.2          2,138.8          2,673.5          2,673.5
1001 Bayhill Drive, Suite 140
San Bruno, CA 94066

VantagePoint Venture Partners III, L.P.             391.8            261.2            326.5            326.5
1001 Bayhill Drive, Suite 140
San Bruno, CA 94066

VantagePoint Communications Partners, L.P.          1,200              800            1,000            1,000
1001 Bayhill Drive, Suite 140
San Bruno, CA 94066

VantagePoint Venture Partners 1996, L.P.            1,200              800            1,000            1,000
1001 Bayhill Drive, Suite 140
San Bruno, CA 94066

----------------------------------------------------------------------------------------------------------------
TOTAL                                               6,000            4,000            5,000            5,000

                                   EXHIBIT A:
             DESIGNATION OF THE SERIES X CONVERTIBLE PREFERRED STOCK

                                   EXHIBIT B:
                       OPINION OF COUNSEL FOR THE COMPANY